SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant        X
Filed by a Party other than the Registrant

Check the appropriate box:

	Preliminary Proxy Statement	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))
X	Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Under Rule 14a-12

CAMDEN PROPERTY TRUST
(Name of Registrant as Specified in Its Charter)

                  Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:_____________________________
	(2)	Aggregate number of securities to which transaction applies:_____________________________
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:__________________________________________________________________________
	(4)	Proposed maximum aggregate value of transaction:____________________________________
	(5)	Total fee paid:__________________________________________________________________

Fee paid previously with preliminary materials:____________________________________________

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing

	(1)	Amount previously paid:_________________________________________________________
	(2)	Form, Schedule or Registration Statement No.:_______________________________________
	(3)	Filing party:___________________________________________________________________
	(4)	Date filed:____________________________________________________________________

CAMDEN PROPERTY TRUST 3 Greenway Plaza, Suite 1300 Houston, Texas 77046 ____________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 5, 2004
Time:	1:30 p.m., central time
Place:	Camden Vanderbilt Apartments 7300 Brompton Houston, Texas

Matters to be voted on:

1.     Election of eight trust managers to hold office for a one-year term; and

2.     Any other matter that may properly come before the meeting.

The Board of Trust Managers recommends that you vote in favor of the election of trust managers.

Shareholders who are holders of record of common shares at the close of business on March 15, 2004 will be entitled to vote at the annual meeting.

Please read the attached proxy statement and then vote by filling out, signing and dating the proxy card and returning it in the enclosed postage pre-paid envelope. If you attend the annual meeting, you may change your vote or revoke your proxy by voting your shares in person. Please contact our investor relations department at 1-800-9Camden, or in Houston at (713) 354-2500, if you have any questions.

By Order of the Board of Trust Managers,

Dennis M. Steen Senior Vice President-Finance, Chief Financial Officer and Secretary
Houston, Texas March 28, 2004

TABLE OF CONTENTS

THE ANNUAL MEETING

        The board of trust managers is soliciting proxies to be used at the annual meeting. This proxy statement and form of proxy are first being sent on March 31, 2004 to anyone who was a shareholder on March 15, 2004. The following is important information regarding the annual meeting.

Q:	What may I vote on?

A:	At the annual meeting, you will be voting on the election of eight trust managers to hold office for a one-year term.

Q:	How does the board recommend that I vote?

A:	The board of trust managers recommends that you vote in favor of the election of trust managers.

Q:	Who is entitled to vote?

A:	All shareholders of record on the close of business on March 15, 2004 are entitled to vote at the annual meeting. On March 15, 2004, we had 39,755,595 common shares outstanding. Each share is entitled to one vote.

Q:	How do I vote?

A:	If your shares are held by a bank, broker or other nominee (i.e., in “street name”), you will receive instructions from your nominee that you must follow to have your shares voted. If you hold your shares in your own name as a holder of record, you may vote in person at the annual meeting or instruct the individuals named on the proxy card, referred to as proxies, how to vote your shares by completing, dating, signing and mailing the proxy card in the enclosed postage pre-paid envelope.

If you do not indicate how you wish to vote for one or more of the nominees for trust manager, the proxies will vote FOR election of all of the nominees for trust manager. If you “withhold” your vote for any of the nominees, your vote will not be counted in the tabulation of votes cast on that nominee.

Q:	How can I change my vote or revoke my proxy after I return my proxy card?

A:	If you are a registered shareholder, you may change your vote or revoke your proxy at any time before the meeting by submitting written notice to our Secretary, submitting another proxy that is properly signed and later dated or voting in person at the meeting. In each case, the later submitted vote will be recorded and the earlier vote revoked. If you hold your shares in street name, please follow the procedures required by your bank, broker or other nominee to revoke a proxy. You should contact that firm directly for more information on these procedures.

Q:	How will votes be counted?

A:	The meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding common shares entitled to vote. If you return a signed proxy card, your shares will be counted for the purpose of determining whether there is a quorum. We will treat failures to vote, referred to as abstentions, as shares present and entitled to vote for quorum purposes. However, abstentions will not be counted as votes cast on the proposal and have no effect on the result of the vote on the proposal. A withheld vote is the same as an abstention.

Broker non-votes occur when proxies submitted by a broker, bank or other nominee holding shares in “street name” do not indicate a vote for the proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes. However, broker non-votes will not be counted as votes cast on the proposal and will have no effect on the result of the vote on the proposal.

1

Q:	Who will pay the costs of soliciting the proxies?

A:	We will pay all of the costs of soliciting proxies. Some of our trust managers, officers and other employees may solicit proxies personally or by telephone, mail, facsimile or other electronic means of communication. They will not be specially compensated for these solicitation activities. We do not expect to pay any fees for the solicitation of proxies, but may pay brokerage firms and other custodians for their reasonable expenses for forwarding solicitation materials to the beneficial owners of shares.

Q:	How will voting on other business be conducted?

A:	We do not know of any matter to be presented or acted upon at the meeting, other than the proposal described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the accompanying proxy card.

Q:	How do I get additional copies or discontinue future duplicate copies of the annual report or view SEC documents electronically?

A:	Our 2003 annual report, including financial statements, is being mailed to you along with this proxy statement. Our annual report and Form 10-K are not proxy soliciting materials.

If you are a shareholder of record, you can elect to view certain shareholder communications over the Internet instead of receiving paper copies in the mail. You may chose this option and save us the cost of producing and mailing these documents by checking the appropriate box on the enclosed proxy card. If you chose to view future proxy materials and our annual report over the Internet, you will receive instructions next year containing the Internet address of those materials. Your choice will remain in effect until you tell us otherwise.

If you hold your shares through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

We have adopted a procedure approved by the Securities and Exchange Commission, or the SEC, called “householding,” which reduces our printing costs and postage fees. You may chose this option by checking the appropriate box on the enclosed proxy card. Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement unless one or more of these shareholders notify us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If a shareholder of record residing at such an address wishes to receive a separate document in the future, he or she may contact our investor relations department at (800) 922-6336 or write to us at Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, Texas 77046, Attn: Investor Relations. If you are an eligible shareholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

GOVERNANCE OF THE COMPANY

Board Independence and Meetings

        Our board of trust managers believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The board has adopted and adheres to corporate governance practices that the board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices suggested by recognized governance authorities.

        Currently, our board of trust managers has eight members. The board of trust managers has determined, after considering all of the relevant facts and circumstances, that six trust managers (William R. Cooper, George A. Hrdlicka, Scott S. Ingraham, Lewis A. Levey, F. Gardner Parker and Steven A. Webster) are independent, as “independence” is defined by the New York Stock Exchange. This means that none of the independent trust managers has any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. As a result, we have a majority of independent trust managers on our board as required by the listing requirements of the New York Stock Exchange. During 2003, we adopted Guidelines on Governance, which provide that an independent trust manager may not serve on more than six other public company boards unless, in any such case, the board determines that such simultaneous service would not impair his service on the board. None of our trust managers serve on more than six other public company boards.

        The board of trust managers met either in person or by conference call nine times in 2003. All of the trust managers attended 75% or more of meetings of the board and the committees on which they served during 2003. It is our current policy to schedule a meeting of the board of trust managers on the date of the annual meeting of shareholders, and we encourage all of our trust managers to attend the annual meeting. Three of our trust managers attended last year’s meeting of shareholders.

Executive Sessions

        Independent trust managers have regularly scheduled executive sessions in which they meet without the presence of management. These executive sessions typically occur after each regularly scheduled meeting of the board. Any independent trust manager may request that an additional executive session be scheduled. The presiding trust manager of these executive sessions is Mr. Parker, the Lead Independent Trust Manager.

Committees of the Board of Trust Managers

        The board of trust managers has established five committees. Information regarding these committees is set forth below.

        Audit Committee. In 2003, the members of the audit committee were F. Gardner Parker, George A. Hrdlicka and Lewis A. Levey (Chair). Effective as of February 4, 2004, Scott S. Ingraham filled the seat on the audit committee formerly occupied by Mr. Parker. Each member of the audit committee satisfies the requirements for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and the New York Stock Exchange’s listing standards. The board of trust managers, after reviewing all of the applicable facts, circumstances and attributes, has determined that Mr. Levey is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

        The audit committee operates under a written charter adopted by the board, which was last amended on July 24, 2003. The audit committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter is included in this proxy statement as Appendix A and can also be viewed on the investor relations section of our website at www.camdenliving.com under “Corporate Governance.” The Report of the Audit Committee is set forth beginning on page 22 of this proxy statement.

        The audit committee’s responsibilities include assisting the board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of our independent auditors. In addition, the audit committee reviews, as it deems appropriate, the adequacy of our systems of disclosure controls and internal controls regarding financial reporting and accounting. In accordance with its charter, the audit committee has the sole authority to appoint and replace the independent auditors, who report directly to the audit committee, approve the engagement fee of the independent auditors and pre-approve the audit services and any permitted non-audit services that the independent auditors may provide to us. During 2003, no member of the audit committee served on more than two other public company audit committees, other than Mr. Parker. The board has determined that such service would not impair Mr. Parker’s ability to effectively serve on the audit committee. The audit committee held seven meetings in 2003.

        Compensation Committee. The current members of the compensation committee are William R. Cooper, George A. Hrdlicka and F. Gardner Parker (Chair). Each member of the compensation committee satisfies the requirements for independence set forth in the New York Stock Exchange’s listing standards. The compensation committee operates under a written charter adopted by the board, which was last amended on July 11, 2003. The compensation committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter is available on the investor relations section of our website at www.camdenliving.com under “Corporate Governance.” The compensation committee’s responsibilities include overseeing our compensation programs and practices and determining compensation for our executive officers. The compensation committee met four times in 2003.

        Corporate Governance Committee. The current members of the corporate governance committee are William R. Cooper, F. Gardner Parker (Chair) and Steven A. Webster. Each member of the corporate governance committee satisfies the requirements for independence set forth in the New York Stock Exchange’s listing standards. The corporate governance committee operates under a written charter adopted by the board, which was last amended on July 11, 2003. The corporate governance committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter is available on the investor relations section of our website at www.camdenliving.com under “Corporate Governance.” The corporate governance committee’s responsibilities include ensuring that the board of trust managers and management are appropriately constituted to meet their fiduciary obligations to us and our shareholders by developing and implementing policies and processes regarding corporate governance matters. The corporate governance committee met one time in 2003.

        Executive Committee. The current members of the executive committee are Richard J. Campo (Chair), William R. Cooper, F. Gardner Parker and Steven A. Webster. The executive committee may approve the acquisition and disposal of investments and the execution of contracts and agreements, including those related to the borrowing of money. The executive committee may also exercise all other powers of the trust managers, except for those that require action by all trust managers or the independent trust managers under our declaration of trust or bylaws or under applicable law. The executive committee did not meet in 2003.

        Nominating Committee. The current members of the nominating committee are William R. Cooper, Lewis A. Levey and Steven A. Webster (Chair). Each member of the nominating committee satisfies the requirements for independence set forth in the New York Stock Exchange’s listing standards. The nominating committee operates under a written charter adopted by the board, which was last amended on July 10, 2003. The nominating committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter is available on the investor relations section of our website at www.camdenliving.com under “Corporate Governance.” The nominating committee’s responsibilities include selecting the trust manager nominees for election at annual meetings of shareholders. The nominating committee met two times in 2003.

Consideration of Trust Manager Nominees

        Shareholder Nominees. The policy of the nominating committee is to consider properly submitted shareholder nominations for candidates for membership on our board. In evaluating such nominations, the nominating committee seeks to achieve a balance of knowledge, experience and capability on the board and to address the membership criteria described below under “Trust Manager Qualifications.” Any shareholder nomination proposed for consideration by the nominating committee should include the nominee’s name and qualifications for board membership and should be addressed to:

Corporate Secretary
Camden Property Trust
3 Greenway Plaza, Suite 1300
Houston, Texas 77046

        In addition, our bylaws permit nominations of trust managers at any annual meeting of shareholders by the board or a committee of the board or by a shareholder of record entitled to vote at the annual meeting. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and material required by our bylaws to our corporate secretary at the address set forth above not less than 60 nor more than 90 days prior to the date of the applicable annual meeting. However, if less than 70 days’ notice or prior public disclosure of the date of the meeting is made, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. You may obtain a copy of the full text of the bylaw provision by writing to our corporate secretary at the address set forth above. A copy of our bylaws has been filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 1997.

        Trust Manager Qualifications. Our Guidelines on Governance contain board membership criteria that apply to the nominating committee’s nominees for a position on our board. Under these criteria, a majority of the board must be comprised of independent trust managers. Also, trust managers should be persons of integrity, with significant accomplishments and recognized business stature who will bring a diversity of perspectives to the board. In addition, board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics, including diversity, management skills and business expertise. Trust managers should also be able to commit the requisite time for preparation and attendance at regularly scheduled board and committee meetings, as well as be able to participate in other matters necessary to good corporate governance.

        In the Guidelines on Governance, the board recognized that its members benefit from service on the boards of other companies. We encourage that service but also believe it is critical that trust managers have the opportunity to dedicate sufficient time to their service on the board. To that end, the Guidelines on Governance provide that employee trust managers may not serve on more than two public company boards in addition to our board. Individuals who serve on more than six other public company boards will not normally be asked to join the board and individuals who serve on more than two other public company audit committees will not normally be asked to join the audit committee, unless, in any such case, the board determines that such simultaneous service would not impair the ability of such individual to effectively serve on the board or the audit committee. Current positions in excess of these limits may be maintained unless the board determines that doing so would impair their service on the board or audit committee, as applicable.

        The nominating committee has also adopted criteria for nomination to the board. Under these criteria, trust managers should be of the highest ethical character and share Camden’s values, should have personal and professional reputations consistent with our reputation, should have relevant expertise and experience and be able to offer advice and guidance to management based on that expertise and experience, should be able to serve without the appearance of any conflict of interest and independent of any constituency so to be able to represent all of our shareholders, should be committed to Camden’s success and welfare and the long-term interests of our shareholders, should be willing to apply sound and independent business judgment and should have time available to devote to Camden activities.

        Identifying and Evaluating Nominees. The nominating committee regularly assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the nominating committee will utilize a variety of methods for identifying and evaluating nominees for trust manager. Candidates may come to the attention of the nominating committee through current board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the nominating committee, and may be considered at any point during the year. As described above, the nominating committee will consider properly submitted shareholder nominations for candidates to the board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the nominating committee at a regularly scheduled meeting, which is generally the first meeting prior to the issuance of the proxy statement for our annual meeting. If any materials are provided by a shareholder in connection with the nomination of a trust manager candidate, such materials will be forwarded to the nominating committee. The nominating committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the nominating committee will seek to achieve a balance of knowledge, experience and capability on the board.

        Each of the nominees for election to our board this year has previously served as a member of our board.

Guidelines on Governance and Codes of Ethics

        During 2003, our board of trust managers adopted Guidelines on Governance to address significant corporate governance issues. These guidelines provide a framework for our corporate governance initiatives and cover a variety of topics, including the role of our board, board selection and composition, board committees, board operation and structure, board orientation and evaluation, board planning and oversight functions and executive share ownership. The corporate governance committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the board any changes to the guidelines.

        Also during 2003, our board adopted a Code of Business Conduct and Ethics, which is designed to help officers, trust managers and employees resolve ethical issues in an increasingly complex business environment. It covers topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of our assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences and obtaining assistance to help resolve ethical issues. We also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.

        You may obtain a copy of our committee charters, Guidelines on Governance, Code of Business Conduct and Ethics and Code of Ethical Conduct for Senior Financial Officers on the investor relations section of our website at www.camdenliving.com under “Corporate Governance.”

Communication With Our Board

        Any shareholder or interested party who wishes to communicate with our board of trust managers or any specific trust manager, including independent trust managers, may write to:

Mr. F. Gardner Parker
Lead Independent Trust Manager
Camden Property Trust
3 Greenway Plaza, Suite 1300
Houston, Texas 77046

        Depending on the subject matter, Mr. Parker will:

o	forward the communication to the trust manager or trust managers to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded to the chair of the audit committee for review);

o	forward to management if appropriate (for example, if the communication is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our board or an individual trust manager); or

o	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        At each meeting of the board, our Chairman of the Board will present a summary of all communications received since the last meeting of the board and will make those communications available to any trust manager on request.

ELECTION OF TRUST MANAGERS

        There are currently eight trust managers on the board. The nominating committee of the board has selected each of the eight current trust managers as a nominee for election at the annual meeting.

        Trust managers elected at the meeting will hold office for a one-year term. Unless you withhold authority to vote for one or more nominees, the persons named as proxies intend to vote for election of the eight nominees.

        All nominees have consented to serve as trust managers. The board has no reason to believe that any of the nominees will be unable to act as trust manager. However, if a trust manager is unable to stand for re-election, the board may either reduce the size of the board or the nominating committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

        The nominees are as follows:

Richard J. Campo
Age: Trust Manager Since: Principal Occupation:	49 1993 Chairman of the Board of Trust Managers and Chief Executive Officer of Camden Property Trust since May 1993

William R. Cooper
Age: Trust Manager Since: Principal Occupation: Recent Business Experience:	67
1997
Private Investor
Prior to April 1997, Mr. Cooper served for 30 years in a variety of capacities with Paragon Group, Inc. or its predecessor. Most recently, Mr. Cooper served as Chairman of the Board of Directors and Chief Executive Officer of Paragon Group, Inc.

George A. Hrdlicka
Age: Trust Manager Since: Principal Occupation: Recent Business Experience:	72
1993
Attorney
Mr. Hrdlicka is a founding partner of the law firm of Chamberlain, Hrdlicka, White, Williams & Martin and has been primarily involved in the practice of tax law since 1965. He is a regular lecturer on tax subjects at institutes and seminars around the country and is board certified as a tax lawyer by the Texas Board of Legal Specialization.

Scott S. Ingraham
Age: Trust Manager Since: Principal Occupation: Recent Business Experience:	50
1998
Chairman of the Board and Chief Executive Officer of Viva Group, Inc. (an online apartment leasing service) since 1999
From 1998 to 1999, Mr. Ingraham was a private investor. From 1992 to 1998, Mr. Ingraham was a director and officer of Oasis Residential, Inc., most recently serving as its President and Chief Executive Officer. He served as President and Chief Operating Officer of Oasis from March 1996 to October 1997 and Chief Financial Officer of Oasis from March 1993 to March 1996.

7

Lewis A. Levey
Age: Trust Manager Since: Principal Occupation: Recent Business Experience:	62
1997
Private Investor
Since April 1997, Mr. Levey has been a private investor and management consultant. Prior to April 1997, Mr. Levey served for more than 25 years in a variety of capacities with Paragon Group, Inc. or its predecessor, including as Vice Chairman of the Board of Directors and as a director of Paragon Group, Inc.

D. Keith Oden
Age: Trust Manager Since: Principal Occupation:	47 1993 President and Chief Operating Officer of Camden Property Trust since December 1993

F. Gardner Parker
Age: Trust Manager Since: Principal Occupation: Recent Business Experience: Other Directorships	62
1993 (Lead Independent Trust Manager since 1998)
Private Investor
Mr. Parker has been involved in structuring private and venture capital investments for the past 15 years.
Crown Resources Corporation (precious metals exploration), Carrizo Oil & Gas, Inc. (oil and gas exploration and development), Sharps Compliance Corp. (waste management services)

Steven A. Webster
Age: Trust Manager Since: Principal Occupation: Recent Business Experience: Other Directorships	52
1993
Chairman of Global Energy Partners, an affiliate of CSFB Private Equity, since1999
From 1997 to 1999, Mr. Webster was the President and Chief Executive Officer of R&B Falcon Corporation. From the time of its formation in 1991 until 1997, Mr. Webster was the Chief Executive Officer and Chairman of the Board of Falcon Drilling Company, Inc., a predecessor of R&B Falcon Corporation.
Chairman of Carrizo Oil & Gas, Inc. (oil and gas exploration and development), director of Brigham Exploration Co. (oil and gas exploration and development), director of Grey Wolf, Inc. (land drilling service provider), Chairman of Crown Resources Corporation (precious metals exploration), director of Seabulk International, Inc. (tanker and marine services), Director of Goodrich Petroleum Corporation (oil and gas exploration and development)

Required Vote

        Each nominee must be re-elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting.

      The board recommends that you vote FOR the nominees listed above.

EXECUTIVE OFFICERS

        There is no family relationship among any of our trust managers or executive officers. No trust manager or executive officer was selected as a result of any arrangement or understanding between that trust manager or executive officer and any other person. All executive officers are elected annually by, and serve at the discretion of, the board of trust managers.

        Our executive officers are as follows:

Name	Age	Position	Recent Business Experience
Richard J. Campo	49	Chairman of the Board of Trust Managers and Chief Executive Officer (May 1993-present)	See "Election of Trust Managers" section.

D. Keith Oden	47	President and Chief Operating Officer (December 1993-present)	See "Election of Trust Managers" section.

H. Malcolm Stewart	52	Executive Vice President (September 1998-present)	Senior Vice President-Construction of Camden Property Trust (December 1993-September 1998). President of the construction division of a predecessor company (1989-December 1993)

Steven K. Eddington	54	Senior Vice President-Operations (September 2002-present)	Regional Vice President and General Manager (West Region) of Camden Development, Inc., one of our wholly owned subsidiaries (1998-September 2002)

James M. Hinton	47	Senior Vice President-Development and Acquisitions (June 1996-present)	Vice President of Development of Camden Development, Inc., one of our wholly owned subsidiaries (December 1993-May 1996)

Dennis M. Steen	45	Chief Financial Officer, Senior Vice President-Finance and Secretary (September 2003-present)	Vice President-Controller, Chief Accounting Officer and Treasurer of Camden Property Trust (August 1999-September 2003). Vice President and Controller of IKON Document Services (1997-August 1999)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows how many shares were owned by our trust managers and five most highly paid executive officers as of March 15, 2004. The following table also shows how many shares were owned by beneficial owners of more than 5% of our shares as of March 15, 2004. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below.

	Shares Beneficially Owed(2)(3)

Name and Address of Beneficial Owners (1)	Amount	Percent of Class

Stichting Pensioenfonds ABP(4)	4,234,800	10.7%
Cohen & Steers Capital Management, Inc.(5)	2,505,500	6.4%
AEW Capital Management, L.P.(6)	2,383,537	6.0%
Clarion CRA Securities, LP(7)	2,279,424	5.7%
D. Keith Oden	1,193,388	2.9%
Richard J. Campo	1,180,341	2.9%
William R. Cooper	806,429	2.0%
Lewis A. Levey(8)	433,081	1.1%
H. Malcolm Stewart	259,815	*
James M. Hinton(9)	253,783	*
Scott S. Ingraham(10)	60,292	*
Steven A. Webster	32,358	*
F. Gardner Parker(11)	26,664	*
Steven K. Eddington	26,324	*
George A. Hrdlicka	18,886	*
All trust managers and executive officers as a group (12 persons)(12)	4,235,642	9.9%
__________________________ * Less than 1%

(1)	The address for Stichting Pensioenfonds ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands. The address for Cohen & Steers Capital Management, Inc. is 757 Third Avenue, New York, New York 10017. The address for AEW Capital Management, L.P. is World Trade Center East, Two Seaport Lane, Boston, Massachusetts 02110-2021. The address for Clarion CRA Securities, LP is 259 N. Radnor Chester Road, Suite 205, Radnor, Pennsylvania 19087. The address for Messrs. Campo, Oden, Cooper, Levey, Stewart, Ingraham, Webster, Hinton, Parker, Eddington and Hrdlicka is c/o Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, Texas 77046.

(2)	These amounts include the following shares that the following persons had a right to acquire within 60 days after March 15, 2004. These include vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in Camden Operating, L.P. Each option represents the right to receive one common share upon exercise. Each partnership unit is exchangeable for one common share. We may elect to pay cash instead of issuing shares upon a tender of units for exchange.

	Vested Options Held in a Rabbi Trust	Other Vested Options	Units of Limited Partnership Interest

D. Keith Oden	348,078	327,828	--
Richard J. Campo	348,687	327,828	--
William R. Cooper	10,485	--	791,939	(a)
Lewis A. Levey	10,485	--	359,692	(b)
H. Malcolm Stewart	121,320	15,166	--
James M. Hinton	84,369	35,162	--
Scott S. Ingraham	4,441	--	--
Steven A. Webster	13,686	--	--
F. Gardner Parker	21,064	4,000	--
Steven K. Eddington	12,196	13,333	--
George A. Hrdlicka	13,686	4,000	--
All trust managers and executive
officers as a group (12 persons)	995,673	729,484	1,151,631

10

(a)	Includes 364,829 units held by WRC Holdings, Inc., which is controlled by Mr. Cooper, 30,000 units held by Paragon Gnty Services LP, which is controlled by Mr. Cooper, and 38,457 units held by Cooper Partners Limited, which is controlled by Mr. Cooper.
(b)	Includes 359,692 units held by Lewis A. Levey Revocable Trust dated December 15, 1995, for which Mr. Levey is the trustee.

(3)     The amounts exclude the following unvested options to purchase shares held in a rabbi trust and other unvested options:

	Unvested Options Held in a Rabbi Trust	Other Unvested Options

D. Keith Oden	191,183	364,117
Richard J. Campo	191,183	364,117
William R. Cooper	4,447	--
Lewis A. Levey	4,447	--
H. Malcolm Stewart	50,625	71,987
James M. Hinton	30,075	67,458
Scott S. Ingraham	73,183	--
Steven A. Webster	4,447	--
F. Gardner Parker	5,956	--
Steven K. Eddington	11,854	31,667
George A. Hrdlicka	4,447	--
All trust managers and executive officers as a
group (12 persons)	580,756	922,012

(4)	Based on information contained in an amendment to Schedule 13G filed with the SEC on February 6, 2004, as of such date, Stichting Pensioenfonds ABP possessed sole voting and dispositive power over 4,234,800 shares.

(5)	Based on information contained in an amendment to Schedule 13G filed with the SEC on February 17, 2004, as of such date, Cohen & Steers Capital Management, Inc. possessed sole voting power over 2,469,400 shares and sole dispositive power over 2,505,500 shares.

(6)	Based on information contained in a Schedule 13G filed with the SEC on February 12, 2004, as of January 2, 2003, AEW Capital Management, L.P., AEW Capital Management, Inc., AEW Management and Advisors, L.P. and AEW Investment Group, Inc. each possessed sole voting and dispositive power over 2,383,537 shares.

(7)	Based on information contained in a Schedule 13G filed with the SEC on February 27, 2004, as of such date, Clarion CRA Securities, LP possessed sole voting power of 1,599,714 shares, sole dispositive power over 2,258,724 shares and shared dispositive power over 20,700 shares.

(8)	Includes 640 shares that are held in a trust for the benefit of Mr. Levey’s wife, for which Mr. Levey’s wife is the trustee.

(9)	Includes 4,662 shares that are held in trusts for the benefit of Mr. Hinton’s children, for which Mr. Hinton and his wife are the trustees.

(10)	Includes 1,050 shares that are held in accounts for the benefit of Mr. Ingraham’s children, for which Mr. Ingraham is the custodian.

(11)	Includes 200 shares that are held by Mr. Parker’s wife and 100 shares that are held in trusts for the benefit of Mr. Parker’s children, for which his wife is the trustee.

(12)	Shares and/or units beneficially owned by more than one individual have been counted only once for this purpose.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us during or with respect to 2003, we believe that all SEC filing requirements applicable to our trust managers, officers and beneficial owners of more than 10% of our common shares were complied with in 2003, except that Richard J. Campo, Chairman of the Board of Trust Managers and Chief Executive Officer, filed one late Form 4 containing twelve transactions that were not reported on a timely basis, D. Keith Oden, President and Chief Operating Officer, filed one late Form 4 containing twelve transactions that were not reported on a timely basis, H. Malcolm Stewart, Executive Vice President, filed one late Form 4 containing nine transactions that were not reported on a timely basis, James M. Hinton, Senior Vice President-Development, filed one late Form 4 containing five transactions that were not reported on a timely basis, and Stichting Pensioenfonds ABP, a beneficial owner of more than 10% of our common shares, filed one late Form 4 containing one transaction that was not reported on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 1994, one of our taxable REIT subsidiaries made unsecured, full recourse loans to Richard J. Campo, our Chairman of the Board of Trust Managers and Chief Executive Officer, and D. Keith Oden, our President and Chief Operating Officer and a trust manager, of $900,000 each. Messrs. Campo and Oden used the proceeds of these loans to purchase our common shares. The loans were repaid in full during the second quarter of 2003. The loans had the following terms:

Maturity: Interest Rate: Repayment Dates:	February 2004 5.23% per year Principal due at maturity and interest payable quarterly

        In 1999, Bank One, N.A. made unsecured, full recourse loans to four of our current senior executive officers and two of our former senior executive officers in the aggregate amount of $23 million. The officers used the proceeds of these loans to purchase our common shares in open market transactions in December 1999 and March 2000. Each loan has a five-year term, has a fixed market interest rate, requires quarterly interest payments on dates coinciding with our quarterly dividend payments and requires payment in full at maturity. The loans are unsecured and contain prepayment penalty provisions. At the time of and to facilitate these loans, two of our wholly-owned subsidiaries guaranteed the payment of the loans and the related fees and liabilities. Simultaneously, we entered into a reimbursement agreement with each of the officers under which the respective officer agreed to reimburse us for all amounts we pay to the lender under his or her guaranty. We have not had to perform under the guaranties. Because of restrictions set forth in the Sarbanes-Oxley Act of 2002, we will not renew the guaranties after the maturity dates of these loans.

        During 2003, we paid approximately $524,000 to Viva Group, Inc., an internet-based company that provides online owner-renter matching services for the multifamily housing industry, for the use of its services. Scott S. Ingraham, one of our trust managers, is a director, executive officer and a significant shareholder of Viva.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

        The compensation committee administers our executive compensation program. The compensation committee consists entirely of independent trust managers.

Objectives

        Our executive compensation program aims to:

o	support our business objectives to produce consistent earnings growth and increase shareholder value;
o	attract, reward, motivate and retain talented executives;
o	tie executive compensation to our financial performance and portfolio management; and
o	link executives' goals with shareholders' interests.

Types of Compensation

Our executive compensation system consists of four elements:
o	base salary;
o	annual bonus, a portion of which must be received in restricted shares;
o	annual cash award based on growth in funds from operations, or FFO; and
o	long-term compensation, which includes grants of restricted shares and options based on past performance.

        The compensation committee does not allocate a fixed percentage of compensation to these elements. Nor, except when awarding bonuses, does the compensation committee use specific qualitative or quantitative measures or factors in assessing individual performance.

Base Salary and Bonus Compensation

        The compensation committee believes that we are best served if executive base salaries and bonus compensation are kept at amounts approximating the median level within our industry and believes we achieve this definition. Base salaries and bonus compensation for our chief executive officer and other senior executives are set by the compensation committee after considering recommendations by management and factors such as the nature and responsibilities of each executive’s position, the executive’s experience, the achievement of corporate goals, the achievement of individual goals and competitive industry compensation. Corporate goals are based on operating performance, as measured by our funds from operations, total shareholder return and other specific targets.

        In conducting its review of management’s proposals, the compensation committee considers comparable companies included in the equity REIT peer group used for the five-year comparison of total shareholder return in the performance graph. The compensation committee reviews salary information about comparable companies contained in public disclosures made by companies in the real estate industry and on published surveys with particular focus on companies of similar size within our industry. Our most direct competitors for executive talent are not necessarily identical to the REITs included in the peer group used in the performance graph. Thus, the peer group of REITs in the compensation analysis that was utilized by the compensation committee in analyzing management’s bonus proposals is not the same as the peer group used in the performance graph.

FFO-Growth Performance Award

        The compensation committee has awarded notional common shares or bonus units (which do not represent actual common shares) to our chief executive officer and other senior officers. The notional shares expire on the tenth anniversary of the date of grant. The holders of notional shares receive an annual cash payment equal to their number of notional shares multiplied by a percentage of the actual dividend rate per share paid to holders of our common shares. The percentage is based on year-over-year growth in funds from operations as follows:

FFO Growth Rate	Payment as a Percentage of Common Dividends Per Share

Less than 9%	50%
9.0%-9.9%	100%
10.0% or more	125%

        If the FFO growth rate for any year is less than 10%, that year’s FFO growth rate may be averaged with the FFO growth rate for up to four subsequent years. If this average results in a higher payment percentage for a prior year, an additional amount will be paid out in the current year for that prior year.

Long-Term Compensation

        Because today’s business decisions affect us over a number of years, long-term incentive awards are tied to our performance and the long-term value of our shares. Our policy is to make all awards of restricted shares based on an officer’s actual current and past performance rather than projected future performance. Grants of restricted shares and options to purchase common shares are an important part of our long-term compensation plan. During 2003, the compensation committee did not follow any firmly established formula for the issuance of long-term compensation. Instead, grants were made based on an assessment of corporate performance and the performance of the executive’s department.

        The compensation committee granted options to purchase 345,000 common shares to executives for 2003. Holders of at least 20,000 vested options are eligible for reloads upon the exercise of the options. Options vest in three equal installments on the first three anniversaries of the date of grant.

        To more fully tie compensation to long-term performance, executives must receive between 25% and 50% of their annual bonuses in restricted shares. These restricted shares are valued at 150% of the cash value of the corresponding portion of the bonus. The number of shares to be issued is determined based on the market share price at the date of grant. These restricted shares vest 25% on the grant date and 25% on each of the next three anniversaries of the grant date.

        The compensation committee has established a rabbi trust for the benefit of our officers in which unvested restricted shares and other deferred compensation may be placed. An officer may purchase assets held by the rabbi trust at any time within 30 years from the date of vesting. The purchase price of a restricted share is 25% of the fair value of that share on the date that the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of that asset on the date that the asset was placed in the rabbi trust.

CEO Performance Evaluation

        In determining the compensation of Mr. Campo, the compensation committee applies the same philosophy and procedures as it applies to other executive officers.

        Difficult market and economic conditions created a challenging business environment in 2003. Although the difficult business environment in 2003 had a negative impact on Camden’s financial performance compared to 2002, Camden, under Mr. Campo’s leadership, had its share price reach an all time high, performed well as compared to its peer group in terms of total shareholder return and maintained a consistent divided rate fully funded out of operating cash flow. The compensation committee concluded that Mr. Campo performed well in 2003 in light of the difficult business conditions by continuing to provide leadership and vision, developing and articulating a strategic direction and fostering an environment in which his senior management team was able to support and execute these strategies. Based on these factors, the compensation committee granted Mr. Campo a bonus and a long-term compensation award for 2003.

Other

        The SEC requires that this report comment upon our policy with respect to section 162(m) of the Internal Revenue Code, which limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers. However, compensation that is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our shareholders is not subject to section 162(m). We have such a plan and may utilize it to mitigate the potential impact of section 162(m). We did not pay any compensation during 2003 that would be subject to section 162(m). We believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of section 162(m) will not generally affect our net income. However, to the extent that compensation does not qualify for deduction under section 162(m) or under our short term incentive plan approved by shareholders to, among other things, mitigate the effects of section 162(m), a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, the compensation committee’s compensation policy and practices are not directly governed by section 162(m).

        This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.

        This executive officer compensation report is given by the following members of the compensation committee:

William A. Cooper
George A. Hrdlicka
F. Gardner Parker

COMPENSATION

Executive Officer Compensation

        The table below shows the pre-tax compensation for the last three years for our Chief Executive Officer and the four next highest paid executive officers at the end of 2003.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation

Name and Principal Position	Year	Salary	Bonus(1)		Other Annual Comp- ensation (2)	Restricted Share Awards(1)		Securities Under-lying Options	All Other Compen- sation(3)

Richard J. Campo	2003	$422,000	$68,750	(4)	$76,200	$56,250	(5)	150,000	$5,967
Chairman of the Board and	2002	422,000	34,375	(6)	76,200	28,125	(7)	150,000	7,935
Chief Executive Officer	2001	406,000	--		73,200	1,297,125	(8)	90,000	7,935

D. Keith Oden	2003	$422,000	$68,750	(4)	$76,200	$56,250	(5)	150,000	$7,692
President and Chief	2002	422,000	34,375	(6)	76,200	28,125	(7)	150,000	9,660
Operating Officer	2001	406,000	--		73,200	1,297,125	(8)	90,000	9,660

H. Malcolm Stewart	2003	$314,000	$79,063	(9)	$44,450	$214,838	(10)	15,000	$2,700
Executive Vice President	2002	314,000	79,063	(11)	44,450	174,868	(12)	25,000	2,700
	2001	302,000	158,125	(13)	42,700	475,275	(14)	40,000	2,700

James M. Hinton	2003	$250,000	$72,188	(15)	$44,450	$187,763	(16)	15,000	$2,700
Senior Vice President -	2002	250,000	72,188	(17)	44,450	153,503	(18)	20,000	2,700
Development and Acquisitions	2001	240,000	137,500	(19)	42,700	389,220	(20)	40,000	2,700

Steven K. Eddington	2003	$225,000	$58,438	(21)	$31,750	$176,513	(22)	15,000	$2,700
Senior Vice President -	2002	225,000	54,844	(23)	15,240	112,721	(24)	20,000	2,700
Operations	2001	151,000	46,406	(25)	12,150	101,944	(26)	10,000	2,700

(1)	The compensation committee annually grants executives restricted shares awards. Restricted share awards have vesting periods from five to ten years, with initial vesting beginning one year from the date of grant. The restricted share awards were valued based on the market share price at the date of grant. The value of the restricted share awards granted is included in the above table under “Restricted Share Awards.” Distributions on restricted shares are paid at the same rate as paid to all shareholders.

Additionally, the compensation committee requires executives to receive between 25% and 50% of their annual bonus in restricted shares. Bonus restricted shares are valued at 150% of the cash value of the corresponding portion of the bonus. The number of shares issued was determined based on the market share price at the date of grant. Bonus restricted shares vest 25% on the grant date and 25% on each of the next three anniversaries of the grant date. Bonus restricted shares vested on the date of grant are included in the above table under “Bonus” and the other bonus restricted shares are included in the above table under “Restricted Share Awards.”

(2)	Represents cash payments equal to a notional number of our common shares multiplied by 50% of the actual dividend rate per share paid to holders of our common shares for the year.

(3)	2003 amounts consist of matching contribution under our 401(k) plan ($732 for each of Messrs. Campo and Oden and $2,700 for each of Messrs. Stewart, Hinton and Eddington) and the value of the premiums we paid for insurance coverage ($5,235 for Mr. Campo and $6,960 for Mr. Oden). 2002 and 2001 amounts consists of matching contributions under our 401(k) plan ($2,700 for each of Messrs. Campo, Oden, Stewart, Hinton and Eddington) and the value of the premiums we paid for split-dollar life insurance coverage ($5,235 for Mr. Campo and $6,960 for Mr. Oden).

16

(4)	Consists of $50,000 in cash and 437 restricted shares valued at $42.90 per share.

(5)	Consists of 1,311 restricted shares awarded on January 29, 2004 valued at $42.90 per share, which vest in three equal installments beginning on February 15, 2005.

(6)	Consists of $25,000 in cash and 298 restricted shares valued at $31.48 per share.

(7)	Consists of 893 restricted shares awarded on February 5, 2003 valued at $31.48 per share, which vest in three equal installments beginning on February 15, 2004.

(8)	Consists of 37,500 restricted shares awarded on January 28, 2002 valued at $34.59 per share, which vest in ten equal installments beginning on February 15, 2003.

(9)	Consists of $57,500 in cash and 503 restricted shares valued at $42.90 per share.

(10)	Consists of 5,008 restricted shares awarded on January 29, 2004 valued at $42.90 per share, 1,508 of which vest in three equal installments beginning on February 15, 2005 and 3,500 of which vest in five equal installments beginning on February 15, 2005.

(11)	Consists of $57,500 in cash and 685 restricted shares valued at $31.48 per share.

(12)	Consists of 5,555 restricted shares awarded on February 5, 2003 valued at $31.48 per share, 2,055 of which vest in three equal installments beginning on February 15, 2004 and 3,500 of which vest in five equal installments beginning on February 15, 2004.

(13)	Consists of $115,000 in cash and 1,247 restricted shares valued at $34.59 per share.

(14)	Consists of 13,740 restricted shares awarded on January 28, 2002 valued at $34.59 per share, 3,740 of which vest in three equal installments beginning on February 15, 2003 and 10,000 of which vest in five equal installments beginning on February 15, 2003.

(15)	Consists of $52,500 in cash and 459 restricted shares valued at $42.90 per share.

(16)	Consists of 4,377 restricted shares awarded on January 29, 2004 valued at $42.90 per share, 1,377 of which vest in three equal installments beginning on February 15, 2005 and 3,000 of which vest in five equal installments beginning on February 15, 2005.

(17)	Consists of $52,500 in cash and 625 restricted shares valued at $31.48 per share.

(18)	Consists of 4,877 restricted shares awarded on February 5, 2003 valued at $31.48 per share, 1,877 of which vest in three equal installments beginning on February 15, 2004 and 3,000 of which vest in five equal installments beginning on February 15, 2004.

(19)	Consists of $100,000 in cash and 1,084 restricted shares valued at $34.59 per share.

(20)	Consists of 11,253 restricted shares awarded on January 28, 2002 valued at $34.59 per share, 3,253 of which vest in three equal installments beginning on February 15, 2003 and 8,000 of which vest in five equal installments beginning on February 15, 2003.

(21)	Consists of $42,500 in cash and 372 restricted shares valued at $42.90 per share.

17

(22)	Consists of 4,115 restricted shares awarded on January 29, 2004 valued at $42.90 per share, 1,115 of which vest in three equal installments beginning on February 15, 2005 and 3,000 of which vest in five equal installments beginning on February 15, 2005.

(23)	Consists of $48,750 in cash and 194 restricted shares valued at $31.48 per share.

(24)	Consists of 3,581 restricted shares awarded on February 5, 2003 valued at $31.48 per share, 581 of which vest in three equal installments beginning on February 15, 2004 and 3,000 of which vest in five equal installments beginning on February 15, 2004.

(25)	Consists of $41,250 in cash and 149 restricted shares valued at $34.59 per share.

(26)	Consists of 2,947 restricted shares awarded on January 28, 2002 valued at $34.59 per share, 447 of which vest in three equal installments beginning on February 15, 2003 and 2,500 of which vest in five equal installments beginning on February 15, 2003.

Options Grants in Last Fiscal Year

        The following table gives more information on options that were granted to the executive officers named in the Summary Compensation Table. The following table includes options to purchase a total of 345,000 shares that were granted in January 2004 based on 2003 corporate and individual performance. We did not grant any share appreciation rights during 2003.

Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term ($)(2) 5% 10%

Richard J. Campo	150,000	36%	$42.90	1/29/14	$4,046,937	$10,255,733
D. Keith Oden	150,000	36%	42.90	1/29/14	4,046,937	10,255,733
H. Malcolm Stewart	15,000	4%	42.90	1/29/14	404,604	1,025,573
James M. Hinton	15,000	4%	42.90	1/29/14	404,604	1,025,573
Steven K. Eddington	15,000	4%	42.90	1/29/14	404,604	1,025,573

(1)	All options vest in three equal installments on the next three anniversaries of the date of grant and expire ten years from the date of grant.

(2)	These columns represent hypothetical future values that might be realized upon exercise of the options, minus the exercise price. These values assume that the market price of our shares at the date of grant appreciates at a 5% and 10% compound annual rate over the ten-year term of the options. The 5% and 10% rates of price appreciation are presented as examples under the SEC’s proxy rules and do not necessarily reflect management’s assessment of our future share price performance. These potential realizable values are not intended to indicate the value of the options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Common Shares Underlying Unexercised Options at December 31, 2003 (1) Exercisable Unexercisable		Value of Unexercised In-The-Money Options at December 31, 2003(1) Exercisable Unexercisable

Richard J. Campo	446,435	$13,716,139	312,704	249,884	$3,126,396	$2,623,768
D. Keith Oden	446,435	13,716,139	312,704	249,884	3,126,396	2,623,768
H. Malcolm Stewart	77,261	2,439,441	17,333	66,833	129,467	662,088
James M. Hinton	15,894	488,741	35,715	89,447	376,778	584,984
Steven K. Eddington	9,500	236,313	3,333	26,667	32,367	321,133

(1)	These year-end values represent the difference between the fair market value of the shares subject to options (based on the share price of $44.30 on December 31, 2003) and the exercise prices of the options. "In-the-money" means that the fair market value of the shares is greater than the option's exercise price on the valuation date.

Employment Agreements

        We have entered into an employment agreement with each of Messrs. Campo, Oden, Stewart and Hinton. The agreements with Messrs. Campo and Oden expire on July 22, 2004. However, on July 22 of each year, the expiration date of the agreements with Messrs. Campo and Oden will automatically be extended by one additional year so that as a result of such extension the then remaining term of employment will be one year. The agreements with Messrs. Stewart and Hinton expire on August 20, 2005. Six months prior to expiration, unless notification of termination is given, these agreements extend for one year from the date of expiration. The agreements provide for minimum salary levels as well as various incentive compensation arrangements, which are payable based on the attainment of specific goals. The agreements also provide for severance payments plus a gross-up payment if certain situations occur, such as termination without cause or a change of control. In the case of each of Messrs. Stewart and Hinton, the severance payment equals one times his respective current salary base in the case of a termination without cause and 2.99 times his respective average annual compensation over the previous three fiscal years in the case of a change of control. In the case of each of Messrs. Campo and Oden, the severance payment generally equals 2.99 times his respective average annual compensation over the previous three fiscal years in connection with, among other things, a termination without cause or a change of control. In addition, Messrs. Campo and Oden would be entitled to receive continuation and vesting of certain benefits in the case of such a termination.

Compensation Committee Interlocks and Insider Participation

        Other than William R. Cooper, who is a former officer of Paragon Group, Inc. (which was merged into one of our subsidiaries in 1997), no member who served on our compensation committee during 2003 was either an officer or employee during 2003, a former officer or was party to any material transaction described earlier in the “Certain Relationships and Related Transactions” section.

        No executive officer served as a member of the compensation or similar committee or board of directors of any entity whose members served on our compensation committee.

Board Compensation

         Trust managers, other than those who are our employees, are paid the following fees:

Annual fee	$12,000
For each board meeting attended in person	$1,000
For each board meeting attended by telephone conference	$500
For each committee meeting attended	$500

        We also may reimburse trust managers for travel expenses incurred in connection with their activities on our behalf.

        Prior to May 1995, each non-employee trust manager annually received options to purchase 4,000 common shares. We have granted a total of 24,000 options, all of which are vested and expire ten years from the grant date. Beginning in May 1995, each non-employee trust manager received 2,000 restricted shares upon his election and 2,000 restricted shares on May 1 of each succeeding year that he is a trust manager. In 1998, Mr. Parker was elected Lead Independent Trust Manager. Upon his election, he received 2,000 restricted shares. He received an additional 2,000 restricted shares on May 1, 1999 and an additional 1,000 restricted shares on May 1, 2000, 2001, 2002 and 2003, and will receive an additional 2,000 restricted shares on May 1 of each year that he is Lead Independent Trust Manager. We have granted a total of 99,110 restricted shares to non-employee trust managers, 60,400 of which were vested at December 31, 2003. The restricted shares vest 20% on May 1 of each of the five years succeeding the date of grant.

PERFORMANCE GRAPH

        SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of our shares against the Standard & Poor’s 500 Composite Stock Index and against either a published industry or line-of-business index or group of peer issuers. We chose the National Association of Real Estate Investment Trusts All Equity Index as the relevant index. The graph assumes the investment of $100 on December 31, 1998 and quarterly reinvestment of dividends.

CAMDEN PROPERTY TRUST

[OBJECT OMITTED]

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03

Camden	100.0	115.58	150.42	176.48	170.27	244.83
NAREIT	100.0	95.38	120.53	137.32	142.57	195.51
S&P 500	100.0	121.04	110.02	96.94	75.52	97.18

AUDIT COMMITTEE INFORMATION

        Deloitte & Touche LLP has served as our independent auditors for fiscal year 2003. Representatives of Deloitte & Touche are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

        The audit committee has not yet selected our independent auditors for fiscal year 2004.

Report of the Audit Committee

        The board of trust managers adopted a written charter for the audit committee at a meeting held in February 2001, which was reviewed and revised on July 24, 2003 and which is attached to this proxy statement as Appendix A.

        Each member of the audit committee satisfies the requirements for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and Sections 303A.02 and 303A.07(b) of the New York Stock Exchange’s listing standards and is free from any relationship that, in the opinion of the board, would interfere with the exercise of his independent judgment as a member of the audit committee.

        The audit committee met with management periodically during the year to consider the adequacy of the company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the company’s independent auditors and with appropriate company financial personnel. The audit committee also discussed with the company’s senior management and independent auditors the process used for certifications by the company’s chief executive officer and chief financial officer that are required for certain of the company’s filings with the Securities and Exchange Commission.

        The audit committee met privately with the independent auditors, senior management and outside counsel, each of whom has unrestricted access to the audit committee.

        The audit committee appointed Deloitte & Touche LLP as the independent auditors for the company after reviewing the firm’s performance and independence from management.

        Management has primary responsibility for the company’s financial statements and the overall reporting process, including the company’s system of internal controls.

        The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company and its subsidiaries in conformity with accounting principles generally accepted in the United States of America and discussed with the audit committee any issues they believed should be raised with the audit committee.

        The audit committee reviewed with management and Deloitte & Touche LLP the company’s audited financial statements and met separately with both management and Deloitte & Touche LLP to discuss and review those financial statements and reports prior to issuance. Management has represented, and Deloitte & Touche LLP has confirmed, to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

        The audit committee received from and discussed with Deloitte & Touche LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the company. The audit committee also discussed with Deloitte & Touche LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The audit committee monitored auditor independence, reviewed audit and non-audit services performed by Deloitte & Touche LLP and discussed with the auditors their independence.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of trust managers that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

        This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.

        This audit committee report is given by the following members of the audit committee:

Lewis A. Levey
George A. Hrdlicka
Scott S. Ingraham

Independent Auditor Fees

        The following summarizes the approximate aggregate fees billed to us for the fiscal years ended December 31, 2003 and 2002 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte Entities”):

	Total Approximate Fees

Type of Services (a)	2003	2002

Audit Fees (b)	$466,500	$483,000
Audit-Related Fees (c)	18,500	13,900
Tax Fees (d)	41,200	41,900
All Other Fees (e)	7,900	56,100

Total (f)	$534,100	$594,900

(a)	All such services provided to us by the Deloitte Entities during 2002 and 2003 were pre-approved by the audit committee.

(b)	Fees for audit services billed in 2003 and 2002 included the following:

o	audit of our annual financial statements;
o	reviews of our quarterly financial statements; and
o	issuances of comfort letters, consents and other services related to SEC matters.

(c)	Fees for audit-related services billed in 2003 and 2002 included financial accounting and reporting consultations.

(d)	Fees for tax services billed in 2003 and 2002 included tax compliance services and tax planning and advice services.

(e)	Fees for all other services billed in 2003 consisted of permitted non-audit services, such as property tax services. Fees for all other services billed in 2002 consisted of permitted non-audit services, such as property tax services and internal audit co-sourcing services.

(f)	Excludes amounts that we reimbursed the Deloitte Entities for out-of-pocket expenses, which totaled approximately $4,600 in 2003 and $5,300 in 2002.

        In considering the nature of the services provided by the Deloitte Entities, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with representatives of the Deloitte Entities and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

Pre-Approval Policies and Procedures

        The audit committee has developed policies and procedures concerning its pre-approval of audit and non-audit services provided to us by our independent auditors. These provide that the audit committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to us by our independent auditors.

        The independent auditors provide the audit committee with a list describing the services expected to be performed by the independent auditor. Any request for services not contemplated by this list must be submitted to the audit committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, The audit committee has authorized any of the members of the audit committee to approve the provision by our independent auditors of non-audit services not prohibited by law. Each decision made by a member of the audit committee will be reported by such member to the full audit committee at its next meeting.

        In addition, although not required by the rules and regulations of the SEC, the audit committee generally requests a range of fees associated with each proposed service. The audit committee believes that providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting us to receive immediate assistance from the independent auditor when time is of the essence.

SHAREHOLDER PROPOSALS

        We must receive any shareholder proposal intended for inclusion in the proxy materials for the annual meeting to be held in 2005 no later than December 31, 2004. A shareholder may also nominate trust managers before the next annual meeting by submitting the nomination to us as described on page 4 under “Consideration of Trust Manager Nominees—Shareholder Nominees.” We did not receive any formal proposals during 2003 from shareholders.

ANNUAL REPORTS

        Our 2003 annual report, including financial statements, is being mailed to you along with this proxy statement. Our 2003 annual report, 2003 Form 10-K and this proxy statement are also available on the investor relations section of our website site at www.camdenliving.com. Our annual report and Form 10-K are not proxy soliciting materials.

APPENDIX A

CAMDEN PROPERTY TRUST
AUDIT COMMITTEE OF THE BOARD OF TRUST MANAGERS CHARTER

July 24, 2003

I.      PURPOSE

The Committee (the “Committee”) is established by the Board of Trust Managers (the “Board”) of Camden Property Trust (the “Company”) for the primary purposes of assisting the Board in overseeing:

o	the integrity of the Company's financial statements,
o	the Company's compliance with legal and regulatory requirements,
o	the independent accountants' qualifications and independence, and
o	the performance of the Company's internal audit function and independent accountants.

In addition, the Committee shall review, as it deems appropriate, the adequacy of the Company’s systems of disclosure controls and internal controls regarding financial reporting and accounting.

Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee should also provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing function, and the Board.

The Committee may obtain advice and assistance from outside legal, accounting, or other advisors as it deems appropriate to perform its duties and responsibilities. The Committee may retain and compensate these advisors without seeking Board approval.

The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent accountant and to any advisers that the Committee chooses to engage.

The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Committee will report regularly to the Board regarding the execution of its duties and responsibilities.

II.     COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more Trust Managers as determined by the Board, each of whom shall meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Trust Manager fees are the only compensation that a member of the Committee may receive from the Company. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall be an audit committee financial expert (as defined in Item 401(h) of Regulation S-K). The existence of such member or members as an audit committee financial expert(s), including his or her name and whether or not he or she is independent, shall be disclosed in periodic filings as required by the Securities and Exchange Commission (the “SEC”). Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

No Trust Manager may serve as a member of the Committee if he or she serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such individual to effectively serve on the Committee. Any such determination must be disclosed in the Company’s annual proxy statement.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified or until their earlier death, retirement, resignation or removal. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies on it, subject to such new member(s) satisfying the independence, experience and financial expertise requirements referred to herein. The members of the Committee shall designate a Chair by majority vote of the full Committee membership.

The Committee shall hold regular meetings as may be necessary and such special meetings as may be called by the Chair of the Committee or at the request of the independent accountants or the director of the internal auditing department, if any, or other personnel responsible for the Company’s internal audit function. As part of its job to foster open communication, the Committee will meet periodically with management, the internal auditors (or other personnel responsible for the Company’s internal audit function), and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee will meet quarterly with the independent accountants and management to discuss the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accountants to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee. Independent Trust Managers who are not members of the Committee are welcome to attend and participate in the meetings of the Committee unless otherwise specified by the Chairperson, but may not vote and will not be compensated for participation in any such meeting.

III.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports/Accounting Information Review

    1.        Review this Charter periodically, at least annually, and recommend to the Board any necessary amendments as conditions dictate.

    2.        Review and discuss with management and the independent accountants the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Review and discuss other reports or documents submitted by the Company to a governmental entity or the public that contain significant financial information regarding the Company that has not previously been publicly disclosed.

    3.        Recommend to the Board whether the financial statements should be included in the Company’s Annual Report on Form 10-K. Discuss with financial management and the independent accountants the quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q.

    4.        Discuss with management earnings press releases (paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information) and financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

Independent Accountants

    5.        Directly appoint, retain, compensate, evaluate and terminate the independent accountants. The independent accountants shall report directly to the Committee and the Committee shall be directly responsible for oversight of the independent accountants, including resolution of disagreements between management and the independent accountants in the event that they arise.

    6.        Discuss with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to quality of the accounting principles adopted by the Company and the conduct of the audit, including any audit problems or difficulties that the independent accountants may have encountered in the course of the audit work (including any restrictions on the scope of activities or access to requested information) and management’s response thereto, and any significant disagreements with management; review the independent accountants’ attestation and management’s internal control report; and hold timely discussions with the independent accountants regarding the following:

o	all critical accounting policies and practices;
o	material written communications between the independent accountants and management, including, but not limited to, the management letter and schedule of unadjusted differences; and
o	an analysis of the independent accountants’ judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

    7.        At least annually, obtain and review a report by the independent accountants describing

o	the firm's internal quality-control procedures;
o	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and
o	(to assess the independent accountants’ independence) all relationships between the independent accountants and the Company.

        Evaluate the qualifications, performance and independence of the independent accountants, including a review and evaluation of the lead partner of the independent accountants. In making its evaluation, the Committee will take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function). Assure the regular rotation of the lead audit partner as required by law and consider whether, in order to assure continuing independence of the independent accountants, there should be regular rotation of the audit firm itself.

    8.        Review and preapprove both audit and non-audit services to be provided by the independent accountants (other than as provided in Section 10A(i)(B) of the Exchange Act relating to de minimis exceptions from the preapproval requirements).

    9.        Ensure that the independent accountants submit to the Committee on a periodic basis written statements regarding their independence and delineating all relationships between the independent accountants and the Company, including the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discuss with the independent accountants such statements and any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the independent accountants.

    10.        Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent accountants.

Financial Reporting Processes and Accounting Policies

    11.        Discuss with the independent accountants and the internal auditors (or other personnel responsible for the internal audit function) the integrity of the Company’s financial reporting processes (both internal and external) and internal control structure (including disclosure controls). Review the Company’s policies relating to the avoidance of conflicts of interest and discuss with counsel any relationships and transactions between the Company and its executive officers or Trust Managers that could impact the integrity of the Company’s financial reports.

    12.        Discuss with management and the independent accountants major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

    13.        Review analyses prepared by management and/or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

    14.        Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company.

    15.        Establish and maintain procedures for the receipt, retention, and treatment of complaints from the Company’s employees regarding accounting, internal accounting controls, or auditing matters.

    16.        Establish and maintain procedures for the confidential, anonymous submission by the Company’s employees regarding questionable accounting or auditing matters.

Internal Audit

    17.        Ensure that the Company has an internal audit function to provide management and the Committee with ongoing assessments of the Company’s risk management processes and system of internal control. The Company may choose to outsource this function to a firm other than its independent accountants.

    18.        Review the adequacy of the Company’s internal audit function.

    19.        Periodically, meet separately with the persons performing the internal audit function to discuss any issues warranting Committee attention.

Legal Compliance and Risk Management

    20.        Discuss with the Company’s counsel, legal matters that may have a material impact on the Company’s financial statements or compliance policies or procedures.

    21.        Discuss with management guidelines and policies to govern the process by which risk assessment and risk management is handled, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

Other Responsibilities

    22.        Prepare the report required by the SEC’s proxy rules to be included in the Company’s annual proxy statement.

    23.        Annually, conduct a performance evaluation of the Committee relative to the Committee’s purpose, duties and responsibilities outlined herein.

    24.        Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

    25.        The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and nonaudit services, provided that the decisions of such subcommittee to grant preapprovals will be presented to the full Committee at its next scheduled meeting.

    26.        The Committee may perform such other functions as may be requested by the Board from time to time.

Limitations on Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine whether the Company’s financial statements and disclosures are complete or accurate or in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

It is also not the responsibility of the Committee to develop corporate governance guidelines or codes of business conduct or ethics, including, except as expressly set forth herein, with respect to conflicts of interests or relationships between the Company and its executive officers or Trust Managers. This is the responsibility of the Corporate Governance Committee of the Board.

CAMDEN PROPERTY TRUST
FORM OF PROXY FOR
ANNUAL MEETING
TO BE HELD MAY 5, 2004

      This proxy is solicited on behalf of the Board of Trust Managers.

        The undersigned hereby appoints Richard J. Campo, D. Keith Oden and Dennis M. Steen, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of Camden Property Trust that the undersigned is entitled to vote at the Annual Meeting to be held on May 5, 2004 and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.

THE BOARD OF TRUST MANAGERS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN
PROPOSAL 1.

IMPORTANT — This Proxy must be signed and dated on the reverse side.

1. Election of Trust Managers		For	Withhold	For All	To withhold authority to vote
Nominees:			All	Except	for any individual, mark "For
01) Richard J. Campo	05) Lewis A. Levey	___	___	___	All Except" and write the
02) William R. Cooper	06) D. Keith Oden				nominee's number on the line
03) George A. Hrdlicka	07) F. Gardner Parker				below:
04) Scott S. Ingraham	08) Steven A. Webster				_______________________

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1.

PLEASE MARK, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	YES ___	NO ___

HOUSEHOLDING ELECTION-Please indicate if you consent to receive future investor communications in a single package per household.	YES ___	NO ___

_____________________________________________ Signature Date	_____________________________________________ Signature (Joint Owners) Date